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                                                                    EXHIBIT 10.4

                           BOTETOURT BANKSHARES, INC.
                                CHANGE OF CONTROL
                                    AGREEMENT

     THIS AGREEMENT, made and entered into this    th day of              , by
                                                ---          -------------
and between BOTETOURT BANKSHARES, INC. (the "Company"), BANK OF BOTETOURT (the"Bank") and ___________.

                                   WITNESSETH

     WHEREAS, __________ rendered good and valuable services to the Bank as Vice President promoting the growth of the Bank and profitability for the shareholders; and

     WHEREAS, __________ has requested and the Bank desires to provide a measure of security and proper compensation for said services; and

     WHEREAS, the Bank desires to induce __________ to continue his/her association with the Bank in order to promote future profitability and growth;

     NOW THEREFORE, THAT FOR AND IN CONSIDERATION of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree as follows:

     1. In the event that effective control of the Company is obtained by any person, persons or entity by the purchase of 51% or more of the stock of the Company at any time while is employed by the Bank, then the Bank shall, within thirty (30) days of such occurrence, pay to a sum of money equal to one year's annual salary then in effect.

     2. This payment shall be made whether or not remains an employee of the Bank after the event described herein and shall be in addition to other payments to by reason of his/her employment.

     WITNESS the following signatures and seals:

                                                               BANK OF BOTETOURT